UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 21, 2015 (December 18, 2015)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Columbine Street, Suite 500
Denver, CO 80206

(Address of principal executive offices, including zip code)

(303) 595-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement

On December 18, 2015, Emerald Oil, Inc. (the “Company”) and certain of its subsidiaries signed an amendment to its previously announced forbearance agreement (the “Forbearance Agreement”) with the lenders party to the Credit Agreement. Pursuant to the Forbearance Agreement, the Lenders and the Agent agreed to forbear from exercising their rights and remedies under the Credit Agreement until January 29, 2016 (the “Forbearance Period”) with respect to certain events of default under the Credit Agreement.

The Forbearance Period will terminate immediately upon the occurrence of any of the following: (i) a default under the Credit Agreement other than the Specified Defaults; (ii) any misrepresentation by the Company or any of the Guarantors under the Forbearance Agreement; (iii) the failure of the Company or any of the Guarantors to perform, observe or comply with the terms of the Forbearance Agreement; (iv) the commencement of any bankruptcy, insolvency or similar proceeding against the Company or any of the Guarantors or the appointment of a trustee or similar official for the Company or any of the Guarantors or a substantial part of its property; (v) any default in excess of $5,000,000 under certain specified material contracts; or (vi) any event during the Forbearance Period which has a Material Adverse Effect (as defined in the Credit Agreement).

In exchange for the Lenders and the Agent agreeing to forbear their rights and remedies under the Credit Agreement, the Company has agreed during the Forbearance Period to, among other things: (i) make monthly interest payments at the Alternate Base Rate (as defined in the Credit Agreement) plus 1.75%; (ii) pay the Lenders a fee equal to 0.50% of the outstanding principal balance of the loans under the Credit Agreement; (iii) use 100% of the Net Cash Proceeds (as defined in the Credit Agreement) received by the Company or any Guarantor to make mandatory prepayments of the loans under the Credit Agreement in certain circumstances; (iv) periodically deliver to the Agent and the Lenders certain financial and budget information; (v) cause unrestricted cash and cash equivalents to not be less than $1,000,000 at the end of each week; and (vi) limit capital expenditures to $300,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On December 18, 2015, Ben Guill advised the Board of Directors of the Company that he would be resigning from his position as a member on the Company’s Board of Directors, effective as of December 18, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description

10.1	December 18, 2015 First Amendment to Limited Forbearance Agreement

17.1	Resignation Letter of Ben Guill

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

Date: December 21, 2015	By:	/s/ Ryan Smith
Ryan Smith Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	December 18, 2015 First Amendment to Limited Forbearance Agreement

17.1	Resignation Letter of Ben Guill